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                                                                   EXHIBIT 10.18

                             DATED AS OF MAY 7, 2004

                        (1)   PROTEK NETWORK MANAGEMENT (U.K.) LIMITED

                        (2)   DALEEN TECHNOLOGIES, INC

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                            WORKING CAPITAL FACILITY
                                    AGREEMENT

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                            NICHOLSON GRAHAM & JONES
                        110 CANNON STREET LONDON EC4N 6AR
                               TEL: 020 7648 9000
                               FAX: 020 7648 9001
                                 REF: RAH/Daleen

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                                    CONTENTS

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CLAUSE                                                                                                     PAGE
1.       DEFINITIONS AND INTERPRETATION..............................................................         2

2.       THE FACILITIES..............................................................................         6

3.       PURPOSE.....................................................................................         7

4.       CONDITIONS..................................................................................         7

5.       DRAWDOWN....................................................................................         8

6.       REPAYMENT AND PREPAYMENT....................................................................         9

7.       INTEREST....................................................................................         9

8.       FEES AND EXPENSES...........................................................................         9

9.       PAYMENTS....................................................................................        10

10.      REPRESENTATIONS AND WARRANTIES..............................................................        10

11.      UNDERTAKINGS................................................................................        11

12.      DEFAULT.....................................................................................        12

13.      CURRENCY....................................................................................        14

14.      TAXES.......................................................................................        14

15.      GENERAL.....................................................................................        15

16.      LAW AND JURISDICTION........................................................................        17

SCHEDULE 1.................................................................ERROR! BOOKMARK NOT DEFINED.

         Drawdown Notice...................................................ERROR! BOOKMARK NOT DEFINED.

SCHEDULE 2.................................................................ERROR! BOOKMARK NOT DEFINED.

         Conditions Precedent..............................................ERROR! BOOKMARK NOT DEFINED.

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THIS AGREEMENT is made as of May 7, 2004

BETWEEN:

(1) PROTEK NETWORK MANAGEMENT (U.K.) LIMITED (registered in England and Wales under number 03858331) whose registered office is at 1 York Road, Maidenhead SL6 1SQ, United Kingdom (the "BORROWER"); and

(2) DALEEN TECHNOLOGIES, INC of 902 Clint Moore Road, Boca Raton, Florida 33487, United States of America (the "LENDER").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      In this Agreement, unless the context otherwise requires:

      "ADVANCE" means an advance made or to be made by the Lender to the Borrower under this Agreement or, as the context may require, the principal amount thereof from time to time outstanding;

      "BORROWER DEBENTURE" means a debenture dated on or about the date of this Agreement containing first fixed (where appropriate by way of legal mortgage) and floating charges over the undertaking, property and assets of the Borrower;

      "BUSINESS DAY" means a day (not being Saturday or Sunday) on which banks in London and New York are open for business of the kind contemplated by this Agreement;

      "CLOSING" has the meaning given to it in the Definitive Agreement;

      "COMMITMENT" means the commitment of the Lender to make Advances on the terms and conditions of this Agreement as reduced from time to time by the amount of any outstanding Advances and otherwise as provided in this Agreement;

      "COMMITMENT PERIOD" means the period commencing on the date of this Agreement and ending on the fifth Business Day preceding the Repayment Date;

      "DEEDS OF PRIORITY" means each of:

      (a) a deed of priority between the Lender, National Westminster Bank PLC and the Borrower regulating the priority of the Security Documents provided by the Borrower to the Lender and any Encumbrance from the Borrower in favour of National Westminster Bank PLC; and

      (b) a deed of priority between the Lender, National Westminster Bank PLC and the Parent regulating the priority of the Security Documents provided by the Parent to the Lender and any Encumbrance from the Parent in favour of National Westminster Bank PLC;

      "DEFINITIVE AGREEMENT" means the Stock Purchase Agreement dated on or about the date of this Agreement between the Purchaser, the Parent, and the Shareholders setting out the terms and conditions pursuant to which the Purchaser has agreed to purchase the entire issued share capital of the Parent;

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      "DRAWDOWN DATE" means, in relation to any Advance, the date on which the
      Advance is made;

      "DRAWDOWN NOTICE" means a notice in the form set out in Schedule 1;

      "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien hypothecation, assignment, security interest, title retention or other encumbrance or security agreement or security or preferential arrangement of any kind;

      "EVENT OF DEFAULT" means any of the events or circumstances described in Clause 12.1;

      "FACILITIES" means the facilities described in Clause 2 and the terms and conditions of which are set out in this Agreement;

      "FINANCE DOCUMENTS" means this Agreement, the Share Warrant, the Security Documents and any other document designated as such in writing by the Borrower and the Lender (and where the context permits includes any one or more of them);

      "GROUP" means the Parent and its Subsidiaries for the time being;

      "GUARANTEE" means the guarantee and indemnity dated on or about the date of this Agreement of the Parent of all monies, obligations and liabilities from time to time owing by the Borrower to the Lender under or in respect of the Facilities;

      "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint;

      "INVESTMENT AGREEMENT" has the meaning given to it in the Definitive Agreement;

      "LOAN" means the aggregate principal amount of Advances for the time being outstanding under this Agreement;

      "MATERIAL CONSENT" means in relation to an Obligor, any approval, authorisation, consent, exemption, licence, permission or registration by, of or from any governmental or regulatory or other authority or person necessary or appropriate for (i) the carrying on by it of its business and
      (ii) the execution, delivery and performance of any Finance Document and the use of the Facilities;

      "NATWEST" means National Westminster Bank plc;

      "NATWEST INDEBTEDNESS" means all and any of the Indebtedness of the Group to Natwest;

      "NATWEST SECURITY" means any mortgage, charge, pledge, lien, hypothec, diligence or other security interest securing any obligation of the Borrower and/or any of its Subsidiaries to Natwest;

      "NEGATIVE PLEDGE LETTERS" means the negative pledge letters both dated 7 January 2004 between each of the Borrower and the Parent and Natwest;

      "OBLIGOR" means the Borrower and the Parent and any other person designated as such in writing by the Borrower and the Lender (and where the context permits includes any one or more of them);

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      "PARENT" means Protek Telecommunications Solutions Limited (registered in
      England and Wales under number 04661708);

      "PARENT DEBENTURE" means a debenture containing first fixed (where appropriate by way of legal mortgage) and floating charges over the undertaking, property and assets of the Parent;

      "PERMITTED ENCUMBRANCE" means:

      (a)   the Prior Charges;

      (b)   the Protek Telesoft AS Guarantee;

      (c)   the Protek Telesoft AS Charge over Assets;

      (d)   the Negative Pledge Letters;

      (e) any Encumbrance created or outstanding with the prior written consent of the Lender;

      (f) any Encumbrance arising by operation of law and not as a result of any default or omission on the part of the Borrower or any other member of the Group; and

      (g)   any Encumbrance created pursuant to the Security Documents;

      "POTENTIAL DEFAULT" means any event which, with the giving of notice or any certificate or the lapse of time or the making of any determination or the satisfaction of any other condition (or any combination thereof), would constitute an Event of Default;

      "PRIOR CHARGES" means:

      (a) the fixed and floating charges created by the Parent pursuant to a debenture dated 7 January 2004 in favour of Natwest;

      (b) the fixed and floating charges created by the Borrower pursuant to a debenture dated 27 March 2003 in favour of Natwest;

      (c) the charge over deposits dated 2 April 2003 created by the Borrower in favour of Natwest in respect amounts credited to account number 10501843;

      (d) the charge over deposits dated 21 July 2003 created by the Borrower in favour of Natwest in respect amounts credited to account number 10501894;

      "PROTEK TELESOFT AS CHARGE OVER ASSETS" means the charge over assets dated created by Protek Telesoft AS in favour of Den Norske Bank;

      "PROTEK TELESOFT AS GUARANTEE" means the guarantee dated 5 November 2002 created by Protek Telesoft AS in favour of Den Norske Bank;

      "PURCHASER" means Daleen Holdings, Inc. a company incorporated in Delaware;

      "QUADRANGLE" means all or any the persons comprised in such term as defined in the Definitive Agreement;

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      "REPAYMENT DATE" means the earlier of:

      (a)   Closing;

      (b) the 30th calendar day after termination of the Definitive Agreement pursuant to clause 12.1 of the Definitive Agreement (in circumstances where no Event of Default has arisen); and

      (c)   31 March 2005;

      "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts and similar principles, the possibility that an undertaking to assume liability for or to indemnify a person against non payment of UK stamp duty may be void and defences of set off or counterclaim and similar principles and any possible inability of English law to create valid security over the shares of Subsidiaries not incorporated in England and Wales;

      "SECURITY DOCUMENT" means:

      (a)   the Guarantee;

      (b)   the Borrower Debenture;

      (c)   the Parent Debenture;

      (d)   the Deeds of Priority;

      (e) any other document designated as such in writing by the Borrower and the Lender; and

      (f) each variation or amendment of or supplement to any document referred to in (a) to (g) above from time to time (and where the context permits includes any one or more of them);

      "SHAREHOLDER" means, each or any of the Sellers (as defined in the Definitive Agreement;

      "SHARE WARRANT" means a warrant to subscribe for shares in the Parent in favour of the Lender arising out of capitalisation of the debt arising under the Guarantee;

      "STERLING" means the lawful currency of the United Kingdom;

      "SUB-FACILITY A" means the sub-facility described in Clause 2(a);

      "SUB-FACILITY A AMOUNT" means US$1,500,000;

      "SUB-FACILITY B" means the sub-facility described in Clause 2(b);

      "SUB-FACILITY B AMOUNT" means the US Dollar equivalent of the Sterling amount required to repay the Natwest Indebtedness calculated by reference to the rate of exchange at which the Lender is able on or about the date of drawing of the Advance under Sub-Facility B to purchase, in accordance with its normal practice, Sterling with

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      US Dollars and shall include any premium or other costs of exchange including any Taxes incurred by reason of any such exchange;

      "SUBSIDIARY" has the meaning given to such expression by Section 736 of the Companies Act 1985;

      "TAXES" includes all present and future taxes levies imposts duties fees charges or withholdings of whatever nature and wherever levied charged or assessed, together with any interest thereon and any fines surcharge or penalties in respect thereof; and

      "US DOLLAR" and "US$" means the lawful currency of the United States of America.

1.2   In this Agreement, unless otherwise expressly provided, any reference to:

      (a) the Borrower, an Obligor, a Shareholder and the Lender shall be construed so as to include their respective successors and assigns from time to time;

      (b)   a time of day is a reference to London time;

      (c) a "PERSON" shall be construed as a reference to any individual, firm, company, body corporate, government, state or state entity or any association or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

      (d) this Agreement or any other document or instrument is a reference to this Agreement or that other document or instrument as the same may have been, or may from time to time be, amended or supplemented;

      (e) the liquidation, winding-up or dissolution of a company or body corporate or the appointment of a receiver, manager or administrator of or in relation to a company or body corporate or any of its assets shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities;

      (f) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

      (g) any statutory provision shall include a reference to such provision as from time to time re-enacted, amended, extended or replaced.

1.3 Fees, costs and expenses payable under or pursuant to this Agreement shall be exclusive of any value added tax or similar taxes chargeable on them, which shall accordingly be payable in addition.

1.4 In this Agreement, words importing the singular shall include the plural and vice versa.

1.5 Headings in and the list of contents of this Agreement are for ease of reference only and shall not affect its interpretation.

2.    THE FACILITIES

      Subject to the terms and conditions of this Agreement the Lender agrees to make available to the Borrower:

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      (a)   a committed working capital facility in the maximum aggregate principal amount equal to the Sub-Facility A Amount; and

      (b) a committed loan facility in the maximum aggregate principal amount equal to the Sub-Facility B Amount.

3.    PURPOSE

3.1 Advances under Sub-Facility A shall be used by the Borrower solely for the working capital needs of the Borrower in the ordinary course of its business. No Advance under Sub-Facility A shall be used to pay any Indebtedness, nor other amounts payable in respect of any Indebtedness (including, without limitation, penalties and other fees) of any other member of the Group.

3.2 An Advance under Sub-Facility B shall be used by the Borrower solely to repay the Natwest Indebtedness.

3.3 The Borrower shall not use any Advance for any purpose except that permitted in this Clause. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Lender, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of any Advance.

3.4 The Lender may at any time (i) after an Event of Default has happened under Clause 12.1(a) and is continuing or where any steps are taken by Natwest for the enforcement of the whole or any part of the Prior Charges and (ii) any Indebtedness of the Borrower to the Lender is outstanding notify the Borrower that it requires the Borrower to repay the Natwest Indebtedness (the "NATWEST REDEMPTION NOTICE"). At any time after the date of the Natwest Redemption Notice the Lender shall be entitled to make an Advance under Sub-Facility B to the Borrower of such an amount(s) as shall be required to repay the Natwest Indebtedness and the Borrower irrevocably and unconditionally:

      (a)   agrees to borrow from the Lender such Advance; and

      (b) acknowledges that it shall be deemed to have issued a Drawdown Notice to the Lender in respect of the borrowing of such Advance, such Drawdown Notice to be deemed to have expressly included an irrevocable instruction to the Lender to remit such Advance to Natwest in repayment of the Natwest Indebtedness and redemption of the Natwest Security.

3.5 The Lender may liaise with NatWest to establish the amount of the NatWest Indebtedness and any amounts certified by NatWest as constituting the NatWest Indebtedness shall (save in respect of any manifest error) be conclusive and binding on the Borrower.

4.    CONDITIONS

4.1 The first Drawdown Notice may not be issued and the Lender shall not be obliged to make the first Advance hereunder, until it shall have received, in each case in form and substance satisfactory to it, the documents, items and evidence specified in Schedule 2.

4.2 The obligation of the Lender to make each and every Advance is subject to the further conditions precedent that:

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

      (a) at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, each of the representations and warranties set out in Clause 10 shall be true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time;

      (b) at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, the representations and warranties of the Shareholders and the Parent set out in clauses 4 and 5 of the Definitive Agreement remain true and correct with reference to the facts and circumstances existing on the date of the Definitive Agreement;

      (c) at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, the Parent and each of the Shareholders shall have complied with and duly performed in all material respects all covenants, agreements and conditions on its part to be complied with and performed by such date pursuant to the Definitive Agreement; and

      (d) at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, no Event of Default or Potential Default shall have occurred and be continuing or would result from the making of such Advance.

5.    DRAWDOWN

5.1 Subject to the terms and conditions of this Agreement, the Borrower may from time to time draw Advances under Sub-Facility A provided that:

      (a) the Lender shall have received a duly completed and executed Drawdown Notice relating to each proposed Advance not later than
            10.00 am on the second Business Day before the proposed Drawdown Date of such Advance;

      (b) the Lender shall have received, not later than the relevant Drawdown Notice, notice from the Borrower giving reasonable details of the purpose for which the Advance will be used;

      (c) each proposed Drawdown Date shall be a Business Day during the Commitment Period;

      (d) each Advance shall be in the minimum amount of US$100,000 and shall be an integral multiple of US$10,000;

      (e) not more than one Advance under Sub-Facility A shall be made in any period of 5 Business Days; and

      (f) the aggregate of all Advances under Sub-Facility A shall not exceed the Sub-Facility A Amount.

5.2 Each Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow accordingly.

5.3 Subject as otherwise provided in this Agreement, each Advance under Sub-Facility A shall be made available on the Drawdown Date therefor by the Lender crediting the amount of such Advance to such bank account of the Borrower as it shall specify to the Lender for this purpose in the relevant Drawdown Notice.

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6.    REPAYMENT AND PREPAYMENT

6.1 Subject to Clause 6.4, the Borrower shall repay to the Lender the Loan in full on the Repayment Date.

6.2 The Borrower may, at any time, prepay to the Lender the whole or any part of the Loan. Prepayments under this Agreement shall be made together with accrued interest thereon and all other amounts payable under and in relation to this Agreement.

6.3 Following any prepayment under Clause 6.2 above, the amount of such prepayment shall, subject to the terms and conditions of this Agreement, be available for re-borrowing under this Agreement.

6.4   If:

      (a)   the Loan is repaid in accordance with Clause 6.1; or

      (b) the Lender declares that the Loan has become immediately due and payable in accordance with 12.3(b) or makes demand under 12.3(c),

      in each case at a time following the termination of the Definitive Agreement pursuant to clause 12.1 of the Definitive Agreement where the termination was for a reason other than a material breach of any of the representations, warranties, covenants or agreements of the Parent or any Shareholder contained in the Definitive Agreement, then the Lender will release and discharge to the Borrower the obligation to repay an amount of the Loan equal to US$500,000 (or, if less, the amount of the amount of the Loan then outstanding).

7.    INTEREST

7.1 The Borrower shall pay to the Lender interest on the Loan at 6 percent per annum accruing daily and payable monthly in arrears on the last Business Day of each month and on the Repayment Date.

7.2 The Borrower shall, on demand by the Lender, pay to the Lender interest on sums (including but without limitation default interest) not paid on their respective due dates under this Agreement from the due date up to the date of actual payment (as well after as before judgment) at the rate of 15 percent per annum.

7.3 All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 360 day year.

8.    FEES AND EXPENSES

8.1 The Borrower shall pay, on demand and on a full indemnity basis, to the Lender the amount of all reasonable costs and expenses (including but not limited to legal and out-of-pocket expenses) which the Lender properly incurs in connection with the preparation, negotiation execution and delivery of any Finance Document.

8.2 The Borrower shall pay, on demand and on a full indemnity basis, to the Lender all costs and expenses (including but not limited to legal and out-of-pocket expenses) properly incurred by it in connection with any actual or proposed amendment or extension of or any waiver or consent under the Finance Documents or incurred by it in contemplation of or otherwise in connection with the enforcement (or attempted enforcement) of, or preservation (or attempted preservation) of any rights under, the Finance Documents.

8.3 The Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any payable by the Lender) imposed on or in connection with the Finance Documents and shall indemnify the Lender against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

8.4 The Lender shall be entitled to effect payment (to the extent not already discharged) of all fees expenses and other sums due and payable by the Borrower under this Clause 8 out of and by deduction from any Advance and the Borrower hereby irrevocably authorises the Lender to do so.

9.    PAYMENTS

9.1 All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings, in immediately available, freely transferable, cleared funds in US Dollars not later than 11.00 am on the due date to such account of the Lender as it may from time to time notify to the Borrower.

9.2 In the case of a partial payment by the Borrower, the Lender may appropriate such payment towards such of the obligations of the Borrower under this Agreement as the Lender may decide. The Borrower waives any right to make an appropriation in respect of a partial payment. Any appropriation by the Lender shall apply to the exclusion of any actual or purported appropriation by the Borrower.

9.3 Save as otherwise provided in this Agreement, if any payment would otherwise be due on a day which is not a Business Day, the next following Business Day shall be substituted for such day unless such Business Day shall be in a new calendar month in which case such payment shall instead be made on the immediately preceding Business Day. Interest and fees shall be adjusted accordingly.

9.4 Accounts maintained by the Lender in connection with the Facilities shall (save for manifest error) be prima facie evidence of the amounts from time to time owing by the Borrower to the Lender under this Agreement.

10.   REPRESENTATIONS AND WARRANTIES

10.1  The Borrower represents and warrants to the Lender that:

      (a) each Obligor has power and authority to execute deliver and perform its obligations under the Finance Documents and (in the case of the Borrower) to use the Facilities; all necessary action has been taken (and not revoked) to authorise the execution delivery and performance of the Finance Documents; and subject to the Reservations this Agreement constitutes, and any other Finance Document is or when executed and delivered will be, its valid and legally binding obligation enforceable in accordance with the terms thereof;

      (b) the execution delivery and performance of the Finance Documents and (in the case of the Borrower) the use of the Facilities do not and will not:

            (i) contravene any law, regulation, directive, judgment or order to which an Obligor is subject; or

            (ii) result in any actual or potential breach of or default under any obligation, agreement, instrument (excluding any such breaches cured/waived by the Deeds of Priority) or Material Consent to which an Obligor is a party or by which an Obligor is bound or which an Obligor requires to carry on its business; or

            (iii) contravene any provision of the memorandum and articles of association and/or statutes and/or constitutional documents of an Obligor; or

            (iv) result in any limitation on an Obligor's powers to borrow or incur Financial Indebtedness being exceeded; or

            (v) result in the creation or imposition of or oblige an Obligor to create any Encumbrance on its undertaking or any of its assets rights or revenues other than under the Security Documents;

      (c) each Obligor's obligations under the Finance Documents are its direct, general and unconditional obligations and rank at least pari passu with all other of its present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

      (d) there exists no Encumbrance other than any Permitted Encumbrance over the whole or any part of the present or future undertaking, assets, rights or revenues (including uncalled capital) of any Obligor and, to the best of its knowledge and belief, of any member of the Group and no obligation to create any such Encumbrance;

      (e)   no Event of Default has occurred and is continuing; and

      (f)   save for:

            (i) registration of the Security Documents at Companies House and the Land Registry; and

            (ii) any filing, registration, recording or enrolment of the security over the shares of Subsidiaries not incorporated in England and Wales comprised in the Security Documents required in jurisdictions other than England and Wales, it is not necessary that any Finance Document be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar Tax or duty be paid on or in relation to any Finance Document.

10.2 The representations and warranties in Clause 10.1 above will be deemed to be repeated by the Borrower on the date of each Drawdown Notice, on the date of each Advance and on the last Business Day of each month in each case as if made with reference to the facts and circumstances existing on such day.

11.   UNDERTAKINGS

      The Borrower undertakes with the Lender that, so long as any Commitment is in force or any monies or obligations are outstanding under this
      Agreement:

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      (a)   it will ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness;

      (b) it will not make or permit any change in the nature of its business or commence any new type of business different from its business at the date of this Agreement;

      (c) it will maintain insurances on or in relation to its business and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses;

      (d) it will promptly inform the Lender of any occurrence which might reasonably be expected to adversely affect an Obligor's ability to perform its obligations under any Finance Document and of any Event of Default or Potential Default; and

      (e) it will promptly notify the Lender of its receipt from Natwest of any notification that Natwest is intending to enforce the whole or any part of the Prior Charges.

12.   DEFAULT

12.1  There shall be an Event of Default if:

      (a) any Obligor fails to pay on the due date, in the currency and manner provided in the relevant Finance Document, any sum payable by it under any Finance Document when due (unless (i) its failure to pay is caused by administrative or technical error and (ii) payment is made within 3 Business Days of its due date); or

      (b) the Parent and/or any Shareholder commits (in the opinion of the Lender acting reasonably) a material breach of any provision of the Definitive Agreement;

      (c) the Borrower and/or the Parent commits any breach of any provision of Clause 3.3 or 3.5 of the Borrower Debenture or of the Parent Debenture respectively; or

      (d) any Obligor commits any material breach of any other provision of any Finance Document (other than those referred to in paragraphs (a) and (c) above) and either such breach is in the opinion of the Lender (acting reasonably) not capable of remedy or such breach is in the opinion of the Lender (acting reasonably) capable of remedy and is not remedied within 14 days after the earlier of the date of notice by the Lender requiring such remedy or the date on which the Borrower first becomes aware of the breach; or

      (e) the Parent and/or any Shareholder commits a breach of any provision of the Definitive Agreement (other than those referred to in paragraph (b) above) and either such breach is in the opinion of the Lender (acting reasonably) not capable of remedy or such breach is in the opinion of the Lender (acting reasonably) capable of remedy and is not remedied within 14 days after the earlier of the date of notice by the Lender requiring such remedy or the date on which the Borrower first becomes aware of the breach; or

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      (f)   any representation or warranty made or deemed to be made or repeated by an Obligor in or pursuant to any Finance Document or a Shareholder or the Parent in or pursuant to the Definitive Agreement is or proves to have been untrue or incorrect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

      (g) any Indebtedness of any member of the Group in excess of US $100,000 (or its equivalent in other currencies) is not paid when due or becomes due or capable of being declared due prior to its stated maturity (and, in the case of a guarantee or an indemnity, is called) and is not, in the reasonable opinion of the Lender, being disputed promptly and in good faith; or

      (h) any Encumbrance to secure any Indebtedness of any member of the Group becomes enforceable; or

      (i) an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator is appointed of the whole or any substantial part of the undertaking assets rights or revenues of any member of the Group or a distress or other process is levied or enforced upon any of the assets rights or revenues of a member of the Group and any such action is not lifted or discharged within 14 days; or

      (j) a petition is presented to, or any order is made by, any competent court for the appointment of an administrator in relation to any member of the Group or any corporate action, procedure or step is taken by any person for the purpose of or with a view to the administration of any member of the Group; or

      (k) any member of the Group is, or is adjudicated or found to be, bankrupt, insolvent or stops or suspends payment of its respective debts or is (or is deemed to be) unable to or admits inability to pay its respective debts as they fall due or proposes or enters into any voluntary arrangement or any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to any member of the Group under any law regulation or procedure relating to reconstruction or adjustment of debts; or

      (l) any petition is presented by any person (other than a petition which, in the opinion of the Lender (acting reasonably), is frivolous or vexatious and which is withdrawn or stayed within 14 days) or any order is made by any competent court or any resolution is passed by any member of the Group for its winding-up or dissolution or for the appointment of a liquidator of any member of the Group (except for the purpose of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved by the Lender); or

      (m) any member of the Group ceases or threatens to cease to carry on the whole or a substantial part of its business; or

      (n) any Finance Document or the Definitive Agreement is or becomes (or is alleged to be) unlawful or unenforceable in any respect (save where, in relation to the Parent Debenture or Borrower Debenture, such unlawfulness or unenforceability results from any inability of English law to create valid security over the shares of the Subsidiaries not incorporated in England and Wales); or

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      (o)   any other event or series of events or any circumstances whether related or not (including but without limitation any adverse change in the business, assets or financial condition of the Borrower or the Group, taken as a whole) occurs or arises which could reasonably be expected to have a material adverse effect on the Group, taken as a whole or any Obligor's ability to perform or comply with any of their respective obligations under the Finance Documents.

12.2 In this Clause 12, any reference to the Lender "acting reasonably" shall be construed so as to mean the Lender acting in a manner that a lender in a similar position as the Lender would act.

12.3 The Lender may (without prejudice to any of its rights) upon and at any time after the happening of an Event of Default, so long as the same is continuing, by notice to the Borrower declare that:

      (a) the Commitment of the Lender and any obligation of the Lender to make any Advance shall be terminated, whereupon such Commitment shall be reduced to zero and such obligation shall be terminated forthwith; and/or

      (b) the Loan has become immediately due and payable, whereupon the Borrower shall forthwith repay the same (subject to Clause 6.4) together with all interest accrued and all other sums payable under this Agreement; and/or

      (c) the Loan has become due and payable on demand, whereupon the Loan and all interest and other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand (subject to Clause 6.4).

13.   CURRENCY

      If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against or the liquidation of the Borrower or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "PAYMENT CURRENCY") other than the currency in which such payment is expressed to be due under or in connection with this Agreement (the "CONTRACTUAL CURRENCY") then, to the extent that the amount of such payment actually received by the Lender, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless the Lender against the amount of such shortfall. For the purposes of this Clause, the "RATE OF EXCHANGE" means the rate at which the Lender is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Borrower shall be liable for) any premium and other costs of exchange including any Taxes incurred by reason of any such exchange.

14.   TAXES

14.1 All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains

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      (free from any liability in respect of any such deduction or withholding)
      a net amount equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

14.2 If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Lender upon becoming aware of the same.

14.3 If the Borrower is required to make any deduction or withholding from any payment hereunder, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender within 30 days after it has made such payment to the applicable authority an original official receipt issued by such authority and any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld.

14.4 The Borrower shall indemnify and hold harmless the Lender against, and reimburse it on demand, the amount of any Taxes so deducted withheld or accounted for and paid by the Borrower whether or not such Taxes were correctly or legally assessed or demanded.

14.5 If the Borrower pays any increased amount under Clause 14.1 and the Lender effectively obtains a refund of tax or credit against tax by reason of that payment, and if the Lender is able (in its sole opinion, which shall not be capable of being challenged) to identify that refund or credit as being attributable to that payment having regard to its other activities, then the Lender shall reimburse to the Borrower such amount as it shall determine (any such determination being conclusive) to be the proportion of that refund or credit as will leave the Lender after that reimbursement in no better or worse position than it would have been in if that payment had not been required. The Lender shall not be obliged to arrange its tax affairs in any particular manner or to disclose any information regarding its tax affairs or computations to the Borrower.

15.   GENERAL

15.1 This Agreement shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors and permitted assigns (and any person to whom the Lender shall transfer or novate any rights and/or obligations under this Agreement).

15.2 The Borrower may not assign or transfer any of its rights, benefits or obligations under this Agreement.

15.3 The Lender may assign all or any part of its rights or benefits or transfer all or any part of its obligations under any Finance Document to
      (i) any shareholder in the Lender or (ii) any person comprised in the term Quadrangle. The Borrower shall enter into all documents specified by the Lender to be necessary to give effect to any such assignment or transfer.

15.4 Every notice or other communication under this Agreement shall be in writing and may, subject to Clause 15.5 be delivered personally or by letter or facsimile transmission despatched as follows:

      (a) if to the Lender, at its address specified at the head of this Agreement or to the following numbers:

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            Facsimile 00 1 561-981-1106

            for the attention of: Legal Department

      (b) if to the Borrower, at its address specified at the head of this Agreement or its registered or principal office for the time being or to the following numbers:

            Facsimile 01628 506 891

            for the attention of: Ian Watterson

      or (in any case) to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

15.5 Subject to Clause 15.6, any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

      (a)   if by way of fax, when received in legible form; or

      (b) if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid (airmail if notice originates from outside the United Kingdom) in an envelope addressed to it at that address.

15.6 Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified above (or any substitute department or officer as the Lender shall specify for this purpose).

15.7 No delay or omission on the part of the Lender in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Lender or any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

15.8 If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

15.9 This Agreement may be executed in any number of counterparts in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

15.10 All notices or communications under or in connection with this Agreement (including without limitation documents to be delivered pursuant to Clause
      4) shall be in English or, if in any other language, accompanied by a translation into English certified as the Lender may require. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

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16.   LAW AND JURISDICTION

      This Agreement shall be governed by and construed in accordance with English law and subject to the non-exclusive jurisdiction of the English Courts.

AS WITNESS this Agreement has been duly executed the day and year first above written.

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SIGNED by

for and on behalf of
PROTEK NETWORK
MANAGEMENT (U.K.) LIMITED                    /s/ P.A. Beaumont..................

SIGNED by
for and on behalf of
DALEEN TECHNOLOGIES, INC                     /s/ Gordon Quick...................

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